Filed pursuant to Rule 433(d)

Registration Statement No. 333-127834

Free Writing Prospectus

$661,696,000 (Approximate)

Citigroup Mortgage Loan Trust 2006-HE1

Issuing Entity

Asset-Backed Pass-Through Certificates, Series 2006-HE1

Citigroup Mortgage Loan Trust Inc.

Depositor

Citigroup Global Markets Realty Corp.

Sponsor

Wells Fargo Bank, N.A.

JPMorgan Chase Bank, National Association

Servicers

Citibank, N.A.

Trust Administrator

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-212-723-6766.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.

You may withdraw your indication of interest at any time.

Term Sheet	Date Prepared: March 17, 2006

Citigroup Mortgage Loan Trust Asset-Backed Certificates,

Series 2006-HE1

Approximate Total Offered Size: $[661,696,000]

Citigroup Global Markets Realty Corp.

Seller

Wells Fargo Bank N.A.

JPMorgan Chase Bank National Association

Option One Mortgage Corp.

Servicer

Citigroup Mortgage Loan Trust, Inc.

Depositor

Tranche	Amount(1)	Int. Type / Class	Coupons	Ratings (S&P/Fitch/Moodys)			WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-1	321,190,000	FLT/SR/SEQ	(2)	AAA	AAA	Aaa	1.00 / 1.00	1-21 / 1-21
Class A-2	77,535,000	FLT/SR/SEQ	(2)	AAA	AAA	Aaa	2.00 / 2.00	21-28 / 21-28
Class A-3	72,402,000	FLT/SR/SEQ	(2)	AAA	AAA	Aaa	3.00 / 3.00	28-65 / 28-65
Class A-4	51,994,000	FLT/SR/SEQ	(2)	AAA	AAA	Aaa	6.37 / 8.18	65-79 / 65-179
Class M-1	28,408,000	Floating / Mezz	(2)	AA+	AA+	Aa1	5.13 / 5.64	51-79 / 51-158
Class M-2	26,329,000	Floating / Mezz	(2)	AA+	AA+	Aa2	4.84 / 5.34	46-79 / 46-152
Class M-3	15,936,000	Floating / Mezz	(2)	AA	AA	Aa3	4.70 / 5.18	44-79 / 44-145
Class M-4	14,204,000	Floating / Mezz	(2)	AA-	AA-	A1	4.63 / 5.09	43-79 / 43-139
Class M-5	13,511,000	Floating / Mezz	(2)	A+	A+	A2	4.57 / 5.02	41-79 / 41-134
Class M-6	11,432,000	Floating / Mezz	(2)	A	A	A3	4.53 / 4.95	40-79 / 40-128
Class M-7	11,086,000	Floating / Mezz	(2)	A-	A-	Baa1	4.50 / 4.89	39-79 / 39-122
Class M-8	9,354,000	Floating / Mezz	(2)	BBB	BBB	Baa2	4.47 / 4.82	39-79 / 39-115
Class M-9	8,315,000	Floating / Mezz	(2)	BBB-	BBB-	Baa3	4.46 / 4.75	38-79 / 38-107
NON-OFFERED CERTIFICATES
Class M-10	9,007,000	Floating / Mezz	(2)	BB+	BB+	Ba1	4.44 / 4.64	38-79 / 38-99
Class M-11	7,275,000	Floating / Mezz	(2)	BB	BB	Ba2	4.41 / 4.45	37-79 / 37-87

(1) Certificate sizes are subject to change (+/- 10%)

(2) The Class A Certificates will bear interest at variable rates, and their respective margins will increase by [2x] following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by [1.5x] following the Optional Termination Date

(3) Based on Pricing Prepayment Assumption

Transaction Overview:

Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	March 22, 2006
Rating Agencies:	S&P / Moody’s / Fitch	Expected Settlement Date:	March 30, 2006
Trustee:	[U.S. Bank, N.A.]	Trust Administrator	Citibank N.A.

Citigroup Global Markets Inc.

The information, models and/or assumptions contained herein (the “Information”) is for informational purposes only. The Information is preliminary, subject to change or modification without notice, and may be incomplete or condensed. The Information constitutes a judgment only as of the dates specified. No representation or warranty is made as to the accuracy, completeness or reasonableness of the Information. The Information supersedes any prior information. The Information will be superseded in its entirety by the final offering document. Any investment decision should be based only upon the information in the final offering document. No sale of the securities may be consummated unless preceded or accompanied by the final offering document. The Information is not an offer to enter into any transaction, or a commitment to enter into any transaction. All analyses are based on certain assumptions and different assumptions could yield substantially different results. The Information may not reflect actual conditions. You are cautioned that there is no universally accepted method for analyzing financial instruments. The results obtained through the use of a model are highly dependent upon the value of the given inputs and, consequently, a model and any results derived therefrom may not predict actual results. There is no guarantee of any actual result. Citigroup Global Markets Inc. or its affiliates (together, “CGM”) or their officers, directors, analysts or employees may have positions in the securities or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities or derivative instruments. In addition, CGM may make a market in the securities. CGM is not acting as your advisor or agent. The decision to adopt any strategy remains your responsibility. Therefore, prior to entering into any transaction, you should determine, without reliance upon CGM or its affiliates, the economic risks and merits, as well as the legal, tax and accounting characterizations and consequences of the transaction, and independently determine that you are able to assume these risks. In this regard, by acceptance of these materials, you acknowledge that you have been advised that (a) CGM is not in the business of providing legal, tax or accounting advice, (b) you understand that there may be legal, tax or accounting risks associated with the transaction, (c) you should receive legal, tax and accounting advice from advisors with appropriate expertise to assess relevant risks, and (d) you should apprise senior management in your organization as to the legal, tax and accounting advice (and, if applicable, risks) associated with this transaction and CGM's disclaimers as to these matters.

For Further Information:

Mortgage Finance Phil Seares (212) 723-1145 Agnes Teng (212) 723-6799 Michael Murai (212) 723-1256 Kathryn Ebner (212) 723-6879	MBS Trading Matthew Cherwin (212) 723-6217 Eliot Rubenzahl (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Moses Kimanzi (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2006-HE1

Offered Certificates:

Approximately $523,121,000 senior floating-rate Certificates represented by the Class A Certificates and approximately $138,575,000 mezzanine floating-rate Certificates represented by the Class M Certificates.

Non-Offered Certificates:	Class M-10, Class M-11, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates

Seller:	Citigroup Global Markets Realty Corp.

Originators:	Centex Mortgage Corporation (53.63%), Mortgage IT (19.89%), QuickLoan Funding (18.72%) First Horizon (7.64%) and Option One Mortgages (0.13%).

Servicers:

Wells Fargo Bank N.A. for all of the mortgage loans (other than the mortgages originated by QuickLoan Funding and Option One)

Wells Fargo Bank N.A. currently has a Servicer Quality rating of SQ1 by Moodys, a rating of strong by S & P and a rating of RPS1 by Fitch as a Primary Servicer of subprime residential mortgage loans

JPMorgan Chase Bank National Association, for the mortgage loans originated by QuickLoan Funding.

JPMorgan Chase Bank N.A currently has a Servicer Quality rating of SQ1 by Moodys, a rating of strong by S & P and a rating of RPS1 by Fitch as a Primary Servicer of subprime residential mortgage loans

Option One Mortgage Corp. for the mortgage loans originated by Option One

Option One Mortgage Corp. currently has a Servicer Quality rating of SQ1 by Moodys, a rating of strong by S & P and a rating of RPS1 by Fitch as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	U.S. Bank, N.A.

Cap Provider:	TBD

Collateral:	4,301 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $692,875,508.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about March 30, 2006

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing April 25, 2006

Cut-off Date:	March 1, 2006

Payment Delay:	The Offered Certificates have a 0 day delay

Day Count:	The Offered Certificates are Actual/360

Administrative Fee Rate:	Sum of the Servicing Fee, Trustee Fee and Credit Risk Manager Fee equal to 0.515% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be January 2036.

SMMEA Eligibility:	All Offered Certificates will NOT be SMMEA eligible.

ERISA Eligibility:	All Offered Certificates may be ERISA eligible.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Pricing Prepayment Assumption:

Fixed-Rate Mortgage Loans: 4% to 23% CPR for months 1 to 12 and 23% CPR thereafter Adjustuble-Rate Mortgage Loans: 5% CPR in month 1, an additional 1/11th of 22% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, remaining constant at 60% CPR from month 24 until month 27, and remaining constant at 30% CPR from month 28 and thereafter.

Pass-Through Rate:

•  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:

•  (1) the Formula Rate

•  (2) the Net WAC Cap for that Distribution Date

•  The Formula Rate for the Offered Certificates is as follows:

•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates (ii) the maximum cap rate.

•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates (ii) the maximum cap rate.

Principal Payments for Class A Certificates:

Prior to the Stepdown Date or if a Trigger Event is in effect, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 49.00% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:

The Class M Certificates will NOT receive any principal payments prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:

For any Distribution Date, the Maximum Cap Rate will equal the weighted average Maximum Net Mortgage Rates of the adjustable rate Mortgage Loans (or Net Mortgage Rate of the fixed rate mortgage loans) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the outstanding principal balance of the mortage loans. The Maximum Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

STRUCTURE SUMMARY

Principal Remittance Amount:

For any Distribution Date, an amount equal to the aggregate of:

(i)     the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)    the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)    the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:

10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and M Certificateholders are entitled, to the extent of funds available, to:

•     Outstanding principal balance of the Class A and Class M Certificates

•     Current interest accrued on such balance at the related Pass-Through Rate

•     Interest previously earned but not paid (if any)

•     “LIBOR Carryover Amount” (if any)

Net WAC Cap:

For any Distribution Date, the Net WAC Cap will equal the weighted average Net Mortgage Rates of the Mortgage Loans. The Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

STRUCTURE SUMMARY

LIBOR Carryover Amount:

The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:

As of any Distribution Date, the sum of:

(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and

(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:

Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:

For any Distribution Date, the percentage obtained by dividing

(x) the sum of:

(i) the aggregate Certificate Principal Balance of the Class M Certificates, and

(ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by

(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Master Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:

On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order build to or maintain the Targeted Overcollateralization Amount minus any Overcollateralization Release Amount.

STRUCTURE SUMMARY

Class A Principal Distribution Amount:

With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the aggregate outstanding Certificate Principal Balance of the Class A Certificates over (ii) the lesser of (a) approximately 51.00% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-1 Certificates, second to the Class A-2 Certificates, third to the Class A-3 Certificates and fourth to the Class A-4 Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates have been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis.

Class M Principal Distribution Amount:

For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:

On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts are in the tables on pages 15.

STRUCTURE SUMMARY

Payment Priority:

On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:

1.    To pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates and then to pay interest to the Class M Certificates, sequentially.

2.    Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:

a)    To pay the Class A Principal Distribution Amounts to the Class A Certificates, until each such class is reduced to zero. Principal paid to the Class A Certificates will be distributed sequentially to the Class A Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Class A Principal Distribution Amount”).

b)    To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.

3.    On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)    Class A Principal Distribution Amounts to the Class A Certificates, until each such class has been reduced to zero. Principal paid to the Class A Certificates will be distributed sequentially to the Class A Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Class A Principal Distribution Amount”).

b)    To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.

4.    From Excess Interest, if any, to cover current losses

5.    From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required level of credit support in the following order of priority:

• Class A Certificates

• Class M Certificates, sequentially

6.    From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.

7.    From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.

8.   From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

(i)          to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,

(ii)         sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class

9.    From the cash received from the cap agreement to cover interest carry forward amounts on the Class A Certificates.

10.  To pay the cash received from the cap agreement in the same priority as clauses (4) to (8) above.

11.  To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

12.  To the holders of the Class R Certificates, any remaining amounts.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:

The earlier to occur of:

(i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and

(ii) the later to occur of:

(x) the 37th Distribution Date and

(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:

On a Distribution Date, a Trigger Event will be in effect if:

(i)     the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date Percentage	Percentage
April 2008 through March 2009	1.65%
April 2009 through March 2010	3.65%
April 2010 through March 2011	5.75%
April 2011 through March 2012	7.40%
April 2012 and thereafter	8.30%

(ii)	If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds 32.65% of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:

The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and Mortgage Loans in bankruptcy which are delinquent 60days or more by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

CREDIT ENHANCEMENT Summary

Credit Enhancement:	Credit Enhancement will be provided by: • Excess Interest • Overcollateralization • Subordination
Initial Credit Support*		On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	24.50%	A	49.00%
M-1	20.40%	M-1	40.80%
M-2	16.60%	M-2	33.20%
M-3	14.30%	M-3	28.60%
M-4	12.25%	M-4	24.50%
M-5	10.30%	M-5	20.60%
M-6	8.65%	M-6	17.30%
M-7	7.05%	M-7	14.10%
M-8	5.70%	M-8	11.40%
M-9	4.50%	M-9	9.00%
M-10	3.20%	M-10	6.40%
M-11	2.15%	M-11	4.30%
* Includes Overcollateralization
**Approximate

Overcollateralization Amount:

For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:

As of any Distribution Date, the excess, if any, of:

(x) the Targeted Overcollateralization Amount for such Distribution Date over

(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:

As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:

(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

CREDIT ENHANCEMENT SUMMARY

Targeted Overcollateralization Amount:

As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 2.15% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 4.30% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:

Realized losses on the Mortgage Loans will be applied:

•     First to reduce the Excess Interest and overcollateralization amount

•     Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero

•     In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:

Each Servicer is obligated to offset any related Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Class A Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.52	20.14	41	9.61	20.28
2	7.38	20.14	42	9.61	20.28
3	7.15	20.14	43	9.93	20.28
4	7.38	20.14	44	9.60	20.28
5	7.15	20.14	45	9.92	20.28
6	7.15	20.14	46	9.60	20.28
7	7.39	20.15	47	9.60	20.28
8	7.15	20.15	48	10.62	20.28
9	7.39	20.15	49	9.59	20.28
10	7.15	20.15	50	9.91	20.28
11	7.15	20.15	51	9.59	20.28
12	7.92	20.16	52	9.90	20.28
13	7.16	20.16	53	9.58	20.28
14	7.40	20.16	54	9.58	20.28
15	7.16	20.16	55	9.90	20.28
16	7.40	20.16	56	9.58	20.28
17	7.17	20.17	57	9.90	20.28
18	7.22	20.17	58	9.57	20.28
19	7.84	20.17	59	9.57	20.28
20	8.77	20.18	60	10.60	17.59
21	9.50	20.19	61	9.57	15.88
22	9.19	20.20	62	9.88	16.40
23	9.18	20.21	63	9.56	15.86
24	9.81	20.22	64	9.88	16.39
25	9.21	20.22	65	9.56	15.85
26	9.63	20.23	66	9.56	15.84
27	9.34	20.23	67	9.87	16.36
28	9.65	20.24	68	9.55	15.83
29	9.34	20.24	69	9.87	16.35
30	9.35	20.25	70	9.55	15.82
31	9.69	20.25	71	9.54	15.81
32	9.57	20.25	72	10.20	16.89
33	9.91	20.26	73	9.54	15.79
34	9.59	20.26	74	9.86	13.94
35	9.58	20.27	75	9.54	13.06
36	10.62	20.28	76	9.85	13.52
37	9.59	20.28	77	9.53	13.11
38	9.93	20.28	78	9.53	13.13
39	9.61	20.28	79	9.84	13.60
40	9.93	20.28

Assumptions:

(1)	Assumes 1mLIBOR, 6mLIBOR and One Year LIBOR stays at 4.78%, 5.06% and 5.17% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR and One Year LIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from the Cap Agreement

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.52	20.90	41	9.61	20.75
2	7.38	20.90	42	9.61	20.75
3	7.15	20.90	43	9.93	20.75
4	7.38	20.90	44	9.60	20.75
5	7.15	20.90	45	9.92	20.75
6	7.15	20.90	46	9.60	20.76
7	7.39	20.90	47	9.60	20.76
8	7.15	20.90	48	10.62	20.77
9	7.39	20.90	49	9.59	20.78
10	7.15	20.90	50	9.91	20.78
11	7.15	20.90	51	9.59	20.79
12	7.92	20.90	52	9.90	20.80
13	7.16	20.90	53	9.58	20.81
14	7.40	20.90	54	9.58	20.82
15	7.16	20.90	55	9.90	20.83
16	7.40	20.90	56	9.58	20.84
17	7.17	20.90	57	9.90	20.85
18	7.22	20.90	58	9.57	20.87
19	7.84	20.90	59	9.57	20.88
20	8.77	20.90	60	10.60	13.41
21	9.50	20.90	61	9.57	12.11
22	9.19	20.90	62	9.88	12.51
23	9.18	20.90	63	9.56	12.10
24	9.81	20.90	64	9.88	12.50
25	9.21	20.90	65	9.56	12.09
26	9.63	20.90	66	9.56	12.08
27	9.34	20.90	67	9.87	12.47
28	9.65	20.90	68	9.55	12.07
29	9.34	20.90	69	9.87	12.46
30	9.35	20.90	70	9.55	12.06
31	9.69	20.90	71	9.54	12.05
32	9.57	20.90	72	10.20	12.87
33	9.91	20.90	73	9.54	12.04
34	9.59	20.90	74	9.86	12.43
35	9.58	20.90	75	9.54	12.02
36	10.62	20.90	76	9.85	12.42
37	9.59	20.90	77	9.53	12.01
38	9.93	20.88	78	9.53	12.00
39	9.61	20.82	79	9.84	12.40
40	9.93	20.77	80

Assumptions:

(1)	Assumes 1mLIBOR, 6mLIBOR and One Year LIBOR stays at 4.78%, 5.06% and 5.17% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR and One Year LIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from the Cap Agreement

Cap Agreement Schedule

Cap Agreement Schedule, Strike= [4.95]% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	670,703,000.00	31	176,743,804.55
2	658,617,026.19	32	169,488,293.12
3	645,046,062.95	33	162,502,544.53
4	630,036,753.60	34	155,774,251.50
5	613,647,279.06	35	149,293,536.91
6	595,950,324.15	36	143,051,209.06
7	577,068,607.49	37	143,051,209.06
8	557,378,335.32	38	143,051,209.06
9	538,051,118.16	39	138,378,565.47
10	519,366,978.53	40	133,348,969.22
11	501,306,078.61	41	128,504,030.71
12	483,832,963.55	42	123,836,907.77
13	466,908,152.74	43	119,341,026.25
14	450,537,143.61	44	115,010,080.07
15	434,713,720.44	45	110,838,027.49
16	419,397,495.63	46	106,818,903.34
17	404,512,431.28	47	102,947,007.22
18	389,371,250.32	48	99,216,893.40
19	370,171,332.23	49	95,623,323.12
20	337,315,572.67	50	92,161,274.22
21	303,218,340.53	51	88,825,915.64
22	273,150,259.25	52	85,612,529.71
23	248,959,805.39	53	82,516,576.22
24	235,959,994.76	54	79,533,674.85
25	226,504,144.24	55	76,659,513.61
26	217,410,690.15	56	73,888,990.60
27	208,654,237.55	57	71,212,051.75
28	200,221,383.31	58	68,631,575.62
29	192,099,652.16	59	66,145,505.74
30	184,277,441.96	60	0

Sensitivity Analysis – To Maturity

Percent of Prepay Assumption	50%	100%	150%	200%

Class A-1
WAL	1.80	1.00	0.71	0.53
Principal Window	1 - 46	1 - 21	1 - 17	1 - 12
Principal Window End Date	1/25/2010	12/25/2007	8/25/2007	3/25/2007

Class A-2
WAL	4.83	2.00	1.53	1.16
Principal Window	46 - 76	21 - 28	17 - 20	12 - 16
Principal Window End Date	7/25/2012	7/25/2008	11/25/2007	7/25/2007

Class A-3
WAL	8.57	3.00	1.71	1.47
Principal Window	76 - 138	28 - 65	20 - 22	16 - 19
Principal Window End Date	9/25/2017	8/25/2011	1/25/2008	10/25/2007

Class A-4
WAL	16.31	8.18	1.96	1.68
Principal Window	138 - 316	65 - 179	22 - 26	19 - 21
Principal Window End Date	7/25/2032	2/25/2021	5/25/2008	12/25/2007

Class M-1
WAL	9.83	5.64	6.07	4.15
Principal Window	51 - 290	51 - 158	26 - 113	21 - 78
Principal Window End Date	5/25/2030	5/25/2019	8/25/2015	9/25/2012

Class M-2
WAL	9.81	5.34	4.24	3.10
Principal Window	51 - 282	46 - 152	42 - 92	31 - 64
Principal Window End Date	9/25/2029	11/25/2018	11/25/2013	7/25/2011

Class M-3
WAL	9.79	5.18	3.75	2.75
Principal Window	51 - 272	44 - 145	38 - 88	29 - 61
Principal Window End Date	11/25/2028	4/25/2018	7/25/2013	4/25/2011

Class M-4
WAL	9.77	5.09	3.54	2.60
Principal Window	51 - 265	43 - 139	35 - 84	27 - 59
Principal Window End Date	4/25/2028	10/25/2017	3/25/2013	2/25/2011

Sensitivity Analysis – To Maturity (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%

Class M-5
WAL	9.74	5.02	3.38	2.49
Principal Window	51 - 257	41 - 134	33 - 81	25 - 57
Principal Window End Date	8/25/2027	5/25/2017	12/25/2012	12/25/2010

Class M-6
WAL	9.70	4.95	3.27	2.42
Principal Window	51 - 248	40 - 128	32 - 77	24 - 54
Principal Window End Date	11/25/2026	11/25/2016	8/25/2012	9/25/2010

Class M-7
WAL	9.65	4.89	3.18	2.36
Principal Window	51 - 238	39 - 122	31 - 73	23 - 51
Principal Window End Date	1/25/2026	5/25/2016	4/25/2012	6/25/2010

Class M-8
WAL	9.58	4.82	3.10	2.30
Principal Window	51 - 226	39 - 115	30 - 69	23 - 48
Principal Window End Date	1/25/2025	10/25/2015	12/25/2011	3/25/2010

Class M-9
WAL	9.48	4.75	3.02	2.26
Principal Window	51 - 214	38 - 107	29 - 64	22 - 45
Principal Window End Date	1/25/2024	2/25/2015	7/25/2011	12/25/2009

Class M-10
WAL	9.31	4.64	2.93	2.18
Principal Window	51 - 199	38 - 99	28 - 59	22 - 42
Principal Window End Date	10/25/2022	6/25/2014	2/25/2011	9/25/2009

Class M-11
WAL	9.03	4.45	2.80	2.11
Principal Window	51 - 177	37 - 87	28 - 51	22 - 37
Principal Window End Date	12/25/2020	6/25/2013	6/25/2010	4/25/2009

Assumptions:
1. Prepayments are capped at 85CPR.

Sensitivity Analysis – To Call

Percent of Prepay Assumption	50%	100%	150%	200%

Class A-1
WAL	1.80	1.00	0.71	0.53
Principal Window	1 - 46	1 - 21	1 - 17	1 - 12
Principal Window End Date	1/25/2010	12/25/2007	8/25/2007	3/25/2007

Class A-2
WAL	4.83	2.00	1.53	1.16
Principal Window	46 - 76	21 - 28	17 - 20	12 - 16
Principal Window End Date	7/25/2012	7/25/2008	11/25/2007	7/25/2007

Class A-3
WAL	8.57	3.00	1.71	1.47
Principal Window	76 - 138	28 - 65	20 - 22	16 - 19
Principal Window End Date	9/25/2017	8/25/2011	1/25/2008	10/25/2007

Class A-4
WAL	13.29	6.37	1.96	1.68
Principal Window	138 - 164	65 - 79	22 - 26	19 - 21
Principal Window End Date	11/25/2019	10/25/2012	5/25/2008	12/25/2007

Class M-1
WAL	8.97	5.13	3.79	2.64
Principal Window	51 - 164	51 - 79	26 - 46	21 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-2
WAL	8.97	4.84	3.77	2.72
Principal Window	51 - 164	46 - 79	42 - 46	31 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-3
WAL	8.97	4.70	3.45	2.54
Principal Window	51 - 164	44 - 79	38 - 46	29 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-4
WAL	8.97	4.63	3.24	2.40
Principal Window	51 - 164	43 - 79	35 - 46	27 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Sensitivity Analysis – To Call (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%

Class M-5
WAL	8.97	4.57	3.10	2.30
Principal Window	51 - 164	41 - 79	33 - 46	25 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-6
WAL	8.97	4.53	3.01	2.23
Principal Window	51 - 164	40 - 79	32 - 46	24 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-7
WAL	8.97	4.50	2.94	2.19
Principal Window	51 - 164	39 - 79	31 - 46	23 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-8
WAL	8.97	4.47	2.88	2.15
Principal Window	51 - 164	39 - 79	30 - 46	23 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-9
WAL	8.97	4.46	2.84	2.14
Principal Window	51 - 164	38 - 79	29 - 46	22 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-10
WAL	8.97	4.44	2.80	2.10
Principal Window	51 - 164	38 - 79	28 - 46	22 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Class M-11
WAL	8.94	4.41	2.77	2.09
Principal Window	51 - 164	37 - 79	28 - 46	22 - 33
Principal Window End Date	11/25/2019	10/25/2012	1/25/2010	12/25/2008

Assumptions:
1. Prepayments are capped at 85 CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	3.06	28	4.54	55	4.77
2	2.40	29	4.36	56	4.60
3	2.24	30	4.37	57	4.77
4	2.40	31	4.57	58	4.60
5	2.23	32	4.59	59	4.60
6	2.23	33	4.78	60	5.11
7	2.39	34	4.60	61	4.59
8	2.23	35	4.59	62	4.76
9	2.39	36	5.11	63	4.59
10	2.22	37	4.59	64	4.75
11	2.22	38	4.68	65	4.58
12	2.71	39	4.55	66	4.58
13	2.22	40	4.76	67	4.74
14	2.38	41	4.60	68	4.57
15	2.21	42	4.61	69	4.74
16	2.37	43	4.78	70	4.57
17	2.22	44	4.61	71	4.56
18	2.26	45	4.78	72	4.90
19	2.80	46	4.61	73	4.56
20	3.84	47	4.61	74	4.73
21	4.44	48	5.12	75	4.56
22	4.25	49	4.61	76	4.74
23	4.24	50	4.78	77	4.58
24	4.57	51	4.61	78	4.59
25	4.25	52	4.78	79	4.76
26	4.53	53	4.60
27	4.38	54	4.60

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 1mL = 4.78% 6mL = 5.06% One Year LIBOR = 5.17%
4. 10% optional clean-up call
5. Includes payments made from the Cap Agreement

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	4.7800	5.0600	5.1700	3.06	42	4.99667	5.06799	5.15599	4.40
2	4.90609	5.07587	5.1469	2.28	43	5.0035	5.07542	5.16348	4.58
3	4.96389	5.10535	5.1506	2.07	44	5.01057	5.08292	5.17093	4.43
4	5.01952	5.12245	5.14768	2.23	45	5.01793	5.09042	5.17829	4.61
5	5.06426	5.12743	5.13909	2.07	46	5.02551	5.09789	5.18554	4.43
6	5.08942	5.12139	5.12592	2.07	47	5.03302	5.10528	5.19265	4.42
7	5.09034	5.10672	5.10987	2.23	48	5.04035	5.11256	5.19959	4.95
8	5.07925	5.08694	5.09307	2.06	49	5.04751	5.11972	5.20635	4.42
9	5.0643	5.06468	5.07671	2.22	50	5.05465	5.12674	5.21292	4.61
10	5.04881	5.0419	5.06139	2.06	51	5.0618	5.1336	5.21927	4.44
11	5.02876	5.02016	5.0474	2.06	52	5.06891	5.14027	5.22539	4.61
12	5.00323	5.00053	5.03536	2.56	53	5.0758	5.14673	5.23124	4.43
13	4.97418	4.98392	5.02597	2.05	54	5.08241	5.15297	5.23682	4.43
14	4.9485	4.97092	5.01971	2.22	55	5.08874	5.15899	5.24215	4.60
15	4.93049	4.96128	5.01632	2.07	56	5.09492	5.16478	5.24724	4.44
16	4.92105	4.95417	5.01505	2.24	57	5.10097	5.1703	5.25207	4.62
17	4.91345	4.94862	5.01508	2.09	58	5.10685	5.17555	5.25664	4.44
18	4.9056	4.94475	5.01622	2.14	59	5.11246	5.18049	5.26097	4.44
19	4.89778	4.94304	5.01845	2.68	60	5.11775	5.18513	5.26506	4.88
20	4.89187	4.94384	5.02172	3.70	61	5.12271	5.1895	5.26892	4.34
21	4.88869	4.94685	5.02589	4.30	62	5.12738	5.19362	5.27257	4.52
22	4.88846	4.95148	5.03075	4.10	63	5.13177	5.1975	5.27602	4.34
23	4.89073	4.9571	5.03607	4.09	64	5.13586	5.20118	5.2793	4.51
24	4.89551	4.96319	5.04164	4.42	65	5.13974	5.20467	5.28242	4.32
25	4.90249	4.96925	5.04723	4.09	66	5.14341	5.20799	5.28539	4.32
26	4.90956	4.97484	5.05268	4.35	67	5.14688	5.21114	5.28823	4.49
27	4.91592	4.97997	5.058	4.18	68	5.15019	5.21414	5.29095	4.32
28	4.92144	4.98481	5.0633	4.34	69	5.15335	5.21699	5.29355	4.50
29	4.92652	4.98957	5.06869	4.16	70	5.15636	5.2197	5.29604	4.31
30	4.93114	4.99434	5.07422	4.16	71	5.15921	5.22229	5.29844	4.30
31	4.93533	4.99919	5.07994	4.36	72	5.16191	5.22476	5.30075	4.66
32	4.9397	5.00423	5.08589	4.39	73	5.16446	5.22714	5.30298	4.29
33	4.94441	5.00948	5.09207	4.58	74	5.16691	5.22944	5.30515	4.48
34	4.9494	5.01497	5.09849	4.39	75	5.16928	5.23166	5.30726	4.30
35	4.95452	5.02072	5.10513	4.38	76	5.17155	5.2338	5.30932	4.49
36	4.95967	5.02675	5.11198	4.91	77	5.17376	5.23589	5.31134	4.31
37	4.96491	5.03304	5.11903	4.38	78	5.17588	5.23791	5.31334	4.32
38	4.97054	5.03961	5.12624	4.48	79	5.17794	5.23988	5.31531	4.51
39	4.97667	5.04642	5.13358	4.36
40	4.98322	5.05345	5.14101	4.56
41	4.98992	5.06065	5.1485	4.40

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes payments made from the Cap Agreement

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M-1	37.42	5.03	23.65
M-2	29.31	6.03	20.51
M-3	25.08	7.35	18.60
M-4	21.68	8.12	16.90
M-5	18.72	8.77	15.27
M-6	16.36	9.55	13.87
M-7	14.13	10.11	12.44
M-8	12.32	10.90	11.19
M-9	10.70	11.46	10.01
M-10	9.15	11.84	8.81
M-11	8.24	12.40	8.08

Assumptions

1.	Trigger Event fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward and One Year LIBOR forward

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$692,875,507.86	$4,971	$1,251,000
Number of Mortgage Loans	4,301
Average Scheduled Principal Balance:	$161,096.37
Weighted Average Gross Coupon:	7.898%	5.300%	13.990%
Weighted Average Original Credit Score(1):	613	461	821
Weighted Average Combined LTV Ratio (2):	81.37%	10.39%	100.00%
Weighted Average Fully Combined LTV Ratio (3):	85.70%	10.39%	100.00%
Weighted Average Stated Remaining Term:	347 months	78 months	357 months
Weighted Average Original Term:	352 months	84 months	360 months
Weighted Average Roll Term:	20 months	1 months	56 months
Weighted Average Gross Margin:	5.803%	2.250%	9.350%
Weighted Average Initial Periodic Rate Cap:	2.977%	1.500%	3.000%
Weighted Average Gross Maximum Lifetime Rate:	14.308%	9.250%	18.550%
Weighted Average Gross Minimum Lifetime Rate:	6.457%	2.250%	11.900%
Weighted Average Seasoning:	5 months	3 months	16 months
Weighted Average Origination Date:	September 14, 2005	October 8, 2004	November 5, 2005
Weighted Average First Adjustment Date:	November 12, 2007	December 1, 2005	November 1, 2010
Weighted Average Next Adjustment Date:	November 12, 2007	April 1, 2006	November 1, 2010
Percent Interest Only Loans:	25.75%
Percent Second Liens:	4.67%
Percent of First Lien with Silent Seconds:	23.56%
Weighted Average Debt-To-Income Ratio:	40.47%	4.30%	70.62%

(1) WA FICO and minimum FICO do not include FICO’s that were unavailable

(2) Combined LTV = Unpaid Principal Balance + Senior Liens / lesser of purchase price or appraised value

(3) Fully Combined LTV = Unpaid Principal Balance + Senior and known Junior Liens / lesser of purchase price or appraised value (i.e. includes silent seconds)

Distribution by Product Type

Product Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2/28 Hybrid ARMS	2,560	$496,278,688.74	71.63%	$193,858.86	7.758%	608	81.10%
Fixed	911	84,252,180.17	12.16	92,483.18	8.648	622	77.40
3/27 Hybrid ARMS	363	65,301,320.09	9.42	179,893.44	7.417	626	81.66
30/15 Fixed Balloon	345	19,124,697.05	2.76	55,433.90	10.282	649	99.33
2/28 Hybrid ARMS Balloon	73	19,024,680.66	2.75	260,612.06	7.593	630	85.55
3/27 Hybrid ARMS Ballon	27	5,252,206.53	0.76	194,526.17	7.723	626	85.92
5/25 Hybrid Balloon	7	1,630,281.51	0.24	232,897.36	6.691	654	87.53
40/30 Fixed Balloon	10	1,354,915.43	0.20	135,491.54	7.639	622	81.32
Six-Month LIBOR ARMs	5	656,537.68	0.09	131,307.54	9.210	574	67.08
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Originator

Originator	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Centex	2,639	$371,565,195.13	53.63%	$140,797.72	7.989%	610	80.34%
Mortgage It	861	137,838,427.57	19.89	160,091.09	7.777	632	84.41
Quick Loan Funding	437	129,680,953.78	18.72	296,752.75	7.903	599	81.42
First Horizon	361	52,903,449.65	7.64	146,546.95	7.565	624	80.73
Option One	3	887,481.73	0.13	295,827.24	7.336	548	68.03
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Original Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
5,000 - 25,000	151	$2,746,490.69	0.40%	$18,188.68	10.474%	629	98.86%
25,001 - 50,000	391	16,015,729.35	2.31	40,960.94	9.869	614	82.26
50,001 - 75,000	643	39,691,042.83	5.73	61,727.90	9.215	603	80.88
75,001 - 100,000	557	48,494,711.19	7.00	87,064.11	8.752	609	81.07
100,001 - 125,000	469	52,610,879.80	7.59	112,176.72	8.434	603	81.40
125,001 - 150,000	375	51,474,737.53	7.43	137,265.97	8.085	604	80.88
150,001 - 175,000	286	46,153,096.78	6.66	161,374.46	7.937	610	79.85
175,001 - 200,000	235	44,009,986.72	6.35	187,276.54	7.912	611	79.86
200,001 - 225,000	174	36,967,699.55	5.34	212,458.04	7.723	610	81.13
225,001 - 250,000	166	39,160,839.76	5.65	235,908.67	7.701	609	80.45
250,001 - 275,000	147	38,573,003.74	5.57	262,401.39	7.607	606	80.75
275,001 - 300,000	124	35,614,951.38	5.14	287,217.35	7.463	622	80.44
300,001 - 333,700	132	41,522,551.98	5.99	314,564.79	7.350	620	80.17
333,701 - 350,000	65	22,181,784.87	3.20	341,258.23	7.555	609	82.26
350,001 - 400,000	149	55,613,788.35	8.03	373,246.90	7.257	621	82.21
400,001 - 500,000	138	61,902,389.91	8.93	448,568.04	7.328	623	82.43
500,001 - 600,000	64	34,723,335.94	5.01	542,552.12	7.385	623	84.85
600,001 - 700,000	22	14,058,028.85	2.03	639,001.31	7.534	634	82.05
700,001 - 800,000	5	3,631,654.47	0.52	726,330.89	7.427	610	78.82
800,001 - 900,000	3	2,584,919.27	0.37	861,639.76	7.195	583	82.27
900,001 - 1,000,000	3	2,835,384.90	0.41	945,128.30	7.137	627	83.29
1,000,001 - 1,251,000	2	2,308,500.00	0.33	1,154,250.00	7.067	656	90.00
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

As of the cutoff date, the average original principal balance of the Mortgage Loans is $161,498.32.

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
4,971 - 25,000	151	$2,746,490.69	0.40%	$18,188.68	10.474%	629	98.86%
25,001 - 50,000	399	16,413,526.40	2.37	41,136.66	9.840	613	81.79
50,001 - 75,000	644	39,966,909.23	5.77	62,060.42	9.201	604	80.96
75,001 - 100,000	552	48,220,206.23	6.96	87,355.45	8.759	609	81.18
100,001 - 125,000	469	52,711,025.70	7.61	112,390.25	8.433	603	81.40
125,001 - 150,000	375	51,573,631.78	7.44	137,529.68	8.075	605	80.68
150,001 - 175,000	287	46,429,039.55	6.70	161,773.66	7.937	610	80.10
175,001 - 200,000	232	43,534,937.86	6.28	187,650.59	7.925	610	79.77
200,001 - 225,000	178	37,917,307.12	5.47	213,018.58	7.738	609	81.17
225,001 - 250,000	162	38,311,065.75	5.53	236,488.06	7.675	611	80.54
250,001 - 275,000	145	38,074,077.63	5.50	262,579.85	7.607	606	80.63
275,001 - 300,000	125	35,914,485.17	5.18	287,315.88	7.479	621	80.35
300,001 - 325,000	112	34,962,242.43	5.05	312,162.88	7.370	617	80.51
325,001 - 358,700	116	39,764,990.62	5.74	342,801.64	7.421	619	81.46
358,701 - 375,000	49	17,991,780.85	2.60	367,179.20	7.295	615	82.40
375,001 - 425,000	105	41,567,543.16	6.00	395,881.36	7.281	620	82.57
425,001 - 525,000	124	58,479,239.80	8.44	471,606.77	7.302	625	83.50
525,001 - 625,000	47	26,549,894.64	3.83	564,891.38	7.396	627	82.88
625,001 - 725,000	19	12,513,286.63	1.81	658,594.03	7.653	619	81.11
725,001 - 825,000	3	2,323,340.40	0.34	774,446.80	7.370	630	87.93
825,001 - 925,000	3	2,678,423.52	0.39	892,807.84	7.186	588	79.31
925,001 - 1,025,000	2	1,923,562.70	0.28	961,781.35	6.823	648	82.47
1,025,001 – 1,251,000	2	2,308,500.00	0.33	1,154,250.00	7.067	656	90.00
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

After being scheduled to the cut-off date of March 1, 2006, the average current principal balance of the Mortgage Loans is $161,096.37. All weighted averages are based on these scheduled balances.

Distribution by Current Gross Mortgage Rate

Mortgage Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
5.300 - 5.500	16	$6,018,768.46	0.87%	$376,173.03	5.432%	687	76.75%
5.501 - 6.000	99	28,464,385.82	4.11	287,519.05	5.859	666	76.99
6.001 - 6.500	226	57,833,767.62	8.35	255,901.63	6.343	651	80.32
6.501 - 7.000	491	114,779,925.55	16.57	233,767.67	6.807	630	79.85
7.001 - 7.500	574	115,936,635.73	16.73	201,980.20	7.305	623	81.28
7.501 - 8.000	548	104,639,861.26	15.10	190,948.65	7.803	609	81.72
8.001 - 8.500	439	71,861,375.63	10.37	163,693.34	8.313	597	81.83
8.501 - 9.000	500	65,577,132.11	9.46	131,154.26	8.800	587	82.66
9.001 - 9.500	332	38,122,122.96	5.50	114,825.67	9.280	581	82.43
9.501 - 10.000	405	38,172,935.22	5.51	94,254.16	9.799	585	83.76
10.001 - 10.500	246	20,306,475.48	2.93	82,546.65	10.324	584	85.13
10.501 - 11.000	223	18,203,765.23	2.63	81,631.23	10.823	578	84.05
11.001 - 11.500	79	4,682,611.29	0.68	59,273.56	11.302	573	84.08
11.501 - 12.000	78	6,118,519.09	0.88	78,442.55	11.772	569	72.03
12.001 - 12.500	21	1,087,650.35	0.16	51,792.87	12.315	609	92.55
12.501 - 13.000	18	793,380.79	0.11	44,076.71	12.807	634	95.60
13.001 - 13.500	5	246,012.02	0.04	49,202.40	13.254	615	99.06
13.501 - 13.990	1	30,183.25	0.00	30,183.25	13.990	658	100.00
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

As of the cutoff date, the weighted average current gross mortgage rate of the Mortgage Loans is 7.898%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
84 - 240	532	$32,008,192.38	4.62%	$60,165.78	9.751%	640	89.23%
241 - 360	3,769	660,867,315.48	95.38	175,342.88	7.808	612	80.99
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is 352 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
78 – 120	20	$1,241,215.17	0.18%	$62,060.76	9.249%	622	64.48%
121 - 180	426	25,344,269.40	3.66	59,493.59	9.868	643	92.55
181 - 240	86	5,422,707.81	0.78	63,054.74	9.323	633	79.35
241 - 300	10	705,066.26	0.10	70,506.63	8.581	613	75.18
301 - 357	3,759	660,162,249.22	95.28	175,621.77	7.807	612	80.99
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is 347 months.

Distribution by Seasoning

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
3 - 12	4,298	$692,357,626.90	99.93%	$161,088.33	7.899%	613	81.37%
13 - 16	3	517,880.96	0.07	172,626.99	6.835	670	71.87
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

As of the cutoff date, the weighted average seasoning of the Mortgage Loans is 5 months.

Distribution by Combined Original Loan-To-Value Ratio

Combined Original Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
10.39 - 15.00	3	$168,953.66	0.02%	$56,317.89	8.784%	569	11.99%
15.01 - 20.00	11	843,894.18	0.12	76,717.65	8.706	631	18.11
20.01 - 25.00	13	1,176,383.92	0.17	90,491.07	8.318	614	23.57
25.01 - 30.00	10	785,386.65	0.11	78,538.67	8.051	592	28.16
30.01 - 35.00	16	1,669,599.52	0.24	104,349.97	7.871	594	32.54
35.01 - 40.00	24	2,582,473.93	0.37	107,603.08	7.798	620	38.23
40.01 - 45.00	35	3,874,928.08	0.56	110,712.23	8.283	590	43.04
45.01 - 50.00	56	7,407,708.56	1.07	132,280.51	7.826	601	47.87
50.01 - 55.00	63	7,582,058.16	1.09	120,350.13	7.919	596	53.09
55.01 - 60.00	82	11,352,836.50	1.64	138,449.23	8.367	590	57.96
60.01 - 65.00	116	19,156,557.95	2.76	165,142.74	7.885	575	63.32
65.01 - 70.00	181	32,620,257.34	4.71	180,222.42	8.352	569	68.82
70.01 - 75.00	251	42,272,179.41	6.10	168,415.06	8.224	581	73.33
75.01 - 80.00	1,234	235,558,710.10	34.00	190,890.36	7.310	634	79.58
80.01 - 85.00	431	80,493,446.94	11.62	186,759.74	7.911	597	83.43
85.01 - 90.00	752	132,499,039.49	19.12	176,195.53	7.933	609	89.01
90.01 - 95.00	422	74,825,549.06	10.80	177,311.73	8.194	607	93.13
95.01 - 100.00	601	38,005,544.41	5.49	63,237.18	9.862	652	99.82
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is 81.37%.

Distribution by Fully Combined Loan-To-Value Ratio

Fully Combined Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
10.39 - 15.00	3	$168,953.66	0.02%	$56,317.89	8.784%	569	11.99%
15.01 - 20.00	11	843,894.18	0.12	76,717.65	8.706	631	18.11
20.01 - 25.00	13	1,176,383.92	0.17	90,491.07	8.318	614	23.57
25.01 - 30.00	10	785,386.65	0.11	78,538.67	8.051	592	28.16
30.01 - 35.00	16	1,669,599.52	0.24	104,349.97	7.871	594	32.54
35.01 - 40.00	24	2,582,473.93	0.37	107,603.08	7.798	620	38.23
40.01 - 45.00	35	3,874,928.08	0.56	110,712.23	8.283	590	43.04
45.01 - 50.00	56	7,407,708.56	1.07	132,280.51	7.826	601	47.87
50.01 - 55.00	63	7,582,058.16	1.09	120,350.13	7.919	596	53.09
55.01 - 60.00	82	11,352,836.50	1.64	138,449.23	8.367	590	57.96
60.01 - 65.00	116	19,156,557.95	2.76	165,142.74	7.885	575	63.32
65.01 - 70.00	176	32,409,884.59	4.68	184,147.07	8.354	569	68.83
70.01 - 75.00	235	40,996,621.95	5.92	174,453.71	8.257	578	73.32
75.01 - 80.00	595	93,058,802.05	13.43	156,401.35	7.968	598	78.98
80.01 - 85.00	400	77,199,974.82	11.14	192,999.94	7.864	599	83.33
85.01 - 90.00	689	123,841,570.65	17.87	179,741.03	7.937	609	88.76
90.01 - 95.00	431	78,566,076.72	11.34	182,287.88	8.053	612	91.87
95.01 - 100.00	1,346	190,201,795.97	27.45	141,308.91	7.594	651	84.82
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

As of the cutoff date, the weighted average fully combined original LTV of the Mortgage Loans is 85.70%.

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Owner Occupied	4,136	$670,645,211.59	96.79%	$162,148.26	7.887%	612	81.30%
Investor Property	119	15,818,309.56	2.28	132,926.97	8.234	648	83.92
Second Home	46	6,411,986.71	0.93	139,391.02	8.243	662	81.90
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Single Family	3,396	$535,575,554.87	77.30%	$157,707.76	7.942%	609	80.97%
PUD	514	89,669,224.91	12.94	174,453.74	7.813	619	83.73
Condominium	230	38,889,612.42	5.61	169,085.27	7.504	644	82.89
Two To Four Family	83	18,298,784.92	2.64	220,467.29	7.764	631	79.63
Manufactured Housing	50	5,717,253.99	0.83	114,345.08	8.072	615	75.44
Townhouse	28	4,725,076.75	0.68	168,752.74	8.101	620	82.86
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Loan Purpose

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Cash-Out Refinance	2,392	$400,801,547.09	57.85%	$167,559.18	8.064%	597	79.43%
Purchase	1,526	229,120,909.60	33.07	150,144.76	7.566	643	84.49
Rate/Term Refinance	383	62,953,051.17	9.09	164,368.28	8.048	605	82.31
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Documentation Type

Documentation Type (Income-Assets-Employment Verification)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Full-Full-Verified	2,108	$259,838,466.13	37.50%	$123,263.03	8.190%	595	81.00%
Full-Limited-Verified	438	60,653,922.89	8.75	138,479.28	7.548	614	83.70
Reduced-Full-Verified	337	80,999,604.27	11.69	240,354.91	7.677	598	80.19
Limited-Limited-Verified	98	21,771,901.11	3.14	222,162.26	7.596	650	85.49
Stated-Full-Verified	649	126,925,759.06	18.32	195,571.28	7.408	640	79.24
Stated-Limited-Verified	159	26,250,107.88	3.79	165,095.02	8.070	646	84.59
Stated-Limited-None	166	29,162,495.69	4.21	175,677.68	8.125	640	84.93
Stated-None-Verified	328	83,684,184.32	12.08	255,134.71	8.154	609	81.88
None-None-Verified	3	698,121.26	0.10	232,707.09	7.333	732	85.88
None-None-None	15	2,890,945.25	0.42	192,729.68	7.808	696	79.96
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Lien Position

Lien Positon	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
First Lien	3,677	$660,515,913.16	95.33%	$179,634.46	7.771%	612	80.58%
Second Lien	624	32,359,594.70	4.67	51,858.32	10.494	645	97.42
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Six-Month LIBOR	3,032	$587,491,764.47	84.79%	$193,763.77	7.715%	611	81.34%
One-Year LIBOR	3	651,950.74	0.09	217,316.91	6.588	626	87.88
Fixed	1,266	104,731,792.65	15.12	82,726.53	8.933	627	81.46
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by State

State	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
California	926	$256,291,885.06	36.99%	$276,773.09	7.505%	619	81.02%
Florida	368	55,626,432.81	8.03	151,158.78	7.815	611	81.83
Texas	575	46,655,721.35	6.73	81,140.38	8.452	605	79.74
New York	158	28,055,152.53	4.05	177,564.26	8.099	619	82.49
Nevada	136	26,721,648.16	3.86	196,482.71	7.804	623	81.30
Arizona	146	23,898,428.15	3.45	163,687.86	7.959	600	79.92
Virginia	134	23,064,430.53	3.33	172,122.62	8.153	600	79.83
New Jersey	107	20,365,163.23	2.94	190,328.63	8.133	621	79.16
Maryland	81	16,981,495.49	2.45	209,648.09	7.777	619	79.73
Pennsylvania	160	16,390,323.73	2.37	102,439.52	8.280	598	81.62
Georgia	133	15,711,678.23	2.27	118,132.92	8.584	614	84.94
Washington	82	12,818,029.35	1.85	156,317.43	7.642	629	81.87
Michigan	108	11,069,729.11	1.60	102,497.49	8.871	600	83.12
Massachusetts	44	9,849,955.08	1.42	223,862.62	7.787	617	75.20
Ohio	94	9,374,581.42	1.35	99,729.59	8.574	606	84.46
Connecticut	47	8,668,002.70	1.25	184,425.59	7.859	599	83.89
Colorado	63	8,637,210.04	1.25	137,098.57	7.273	624	84.16
Oregon	59	8,147,252.69	1.18	138,089.03	7.784	615	82.30
North Carolina	86	7,999,668.10	1.15	93,019.40	8.678	604	82.42
Hawaii	22	7,356,247.98	1.06	334,374.91	7.868	595	78.82
Missouri	74	7,087,581.77	1.02	95,778.13	8.347	602	85.20
Other	698	72,104,890.35	10.41	103,302.14	8.366	604	83.15
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Prepayment Penalty Status

Prepayment Penalty Status	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Has a Prepayment Penalty	2,576	$470,439,628.94	67.90%	$182,624.08	7.770%	610	81.40%
Has No Prepayment Penalty	1,725	222,435,878.92	32.10	128,948.34	8.169	621	81.31
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
6	1	$314,441.90	0.05%	$314,441.90	7.300%	624	90.00%
12	96	25,419,776.87	3.67	264,789.34	7.482	631	78.42
24	1,192	249,209,463.81	35.97	209,068.34	7.764	613	82.80
26	1	30,632.01	0.00	30,632.01	8.990	703	100.00
36	1,284	195,058,455.04	28.15	151,914.68	7.813	602	79.96
60	2	406,859.31	0.06	203,429.66	8.362	607	85.21
No Prepayment Penalty	1,725	222,435,878.92	32.10	128,948.34	8.169	621	81.31
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Credit Score

Credit Score	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Not Available	3	$333,359.15	0.05%	$111,119.72	10.578%	N/A	89.54%
461 - 474	1	231,328.35	0.03	231,328.35	6.950	461	57.98
475 - 499	4	245,827.62	0.04	61,456.91	10.558	489	62.51
500 - 524	274	43,754,678.23	6.31	159,688.61	9.175	513	75.24
525 - 549	394	64,644,202.00	9.33	164,071.58	8.646	538	76.02
550 - 574	518	79,178,884.37	11.43	152,854.99	8.326	563	80.47
575 - 599	749	109,082,522.00	15.74	145,637.55	8.057	588	82.20
600 - 624	679	104,524,732.57	15.09	153,939.22	7.754	612	82.72
625 - 649	602	103,527,953.23	14.94	171,973.34	7.627	636	83.72
650 - 674	533	94,191,381.96	13.59	176,719.29	7.370	662	82.94
675 - 699	246	42,228,129.50	6.09	171,659.06	7.294	685	82.47
700 - 724	143	23,577,478.71	3.40	164,877.47	7.140	711	81.83
725 - 749	81	14,979,695.89	2.16	184,934.52	7.051	736	81.96
750 - 774	47	9,346,945.16	1.35	198,871.17	7.180	762	82.15
775 - 799	21	2,259,686.82	0.33	107,604.13	7.360	782	79.65
800 - 821	6	768,702.30	0.11	128,117.05	7.714	807	78.77
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

As of the cutoff date, the weighted average credit score of the Mortgage Loans is 613.

Distribution by Debt-To-Income Ratio

Debt-To-Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
0.00 - 0.00	24	$4,882,996.82	0.70%	$203,458.20	7.550%	673	81.07%
0.01 - 10.00	15	1,465,305.37	0.21	97,687.02	8.625	627	77.07
10.01 - 20.00	152	16,769,058.07	2.42	110,322.75	8.253	602	75.58
20.01 - 30.00	558	71,603,199.70	10.33	128,321.15	8.173	601	77.70
30.01 - 40.00	1,229	190,527,932.65	27.50	155,026.80	7.842	619	81.83
40.01 - 50.00	2,041	351,023,829.39	50.66	171,986.20	7.892	614	82.33
50.01 – 70.62	282	56,603,185.86	8.17	200,720.52	7.679	598	80.36
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Margin

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.250 - 2.500	3	$651,950.74	0.11%	$217,316.91	6.588%	626	87.88%
2.501 - 3.000	8	2,960,514.59	0.50	370,064.32	5.425	671	82.36
3.001 - 3.500	28	8,707,310.20	1.48	310,975.36	5.733	676	81.60
3.501 - 4.000	91	23,929,174.81	4.07	262,957.96	6.201	663	80.75
4.001 - 4.500	223	51,678,410.11	8.79	231,741.75	6.641	633	79.62
4.501 - 5.000	292	59,004,932.37	10.03	202,071.69	7.020	623	79.99
5.001 - 5.500	340	71,465,205.69	12.15	210,191.78	7.177	621	80.81
5.501 - 6.000	541	105,651,392.00	17.96	195,289.08	7.387	617	81.51
6.001 - 6.500	527	100,661,274.55	17.12	191,008.11	7.923	608	82.37
6.501 - 7.000	653	125,135,840.47	21.28	191,632.22	8.725	584	82.91
7.001 - 7.500	144	17,093,817.92	2.91	118,707.07	9.484	563	78.11
7.501 - 8.000	81	9,882,837.81	1.68	122,010.34	9.777	580	78.45
8.001 - 8.500	81	8,222,997.36	1.40	101,518.49	10.429	556	79.17
8.501 - 9.000	20	2,735,622.44	0.47	136,781.12	10.844	566	79.42
9.001 - 9.350	3	362,434.15	0.06	120,811.38	10.208	632	93.55
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

As of the cutoff date, the weighted average margin of the Mortgage Loans is 5.803%.

Distribution by Next Rate Change Date

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
January 2006 to June 2006	3	$435,112.68	0.07%	$145,037.56	9.489%	562	73.14%
July 2006 to December 2006	2	221,425.00	0.04	110,712.50	8.660	596	55.16
January 2007 to June 2007	8	1,777,197.29	0.30	222,149.66	7.450	591	72.36
July 2007 to December 2007	2,623	513,080,712.11	87.24	195,608.35	7.753	608	81.30
January 2008 to June 2008	5	736,483.16	0.13	147,296.63	8.119	620	83.14
July 2008 to December 2008	387	70,262,503.46	11.95	181,556.86	7.436	626	81.95
July 2010 to December 2010	7	1,630,281.51	0.28	232,897.36	6.691	654	87.53
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

As of the cutoff date, the weighted average next rate change date of the Mortgage Loans is November 12, 2007.

Distribution by Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
9.250 - 9.500	1	$118,750.00	0.02%	$118,750.00	9.250%	615	95.00%
11.001 - 11.500	1	648,200.00	0.11	648,200.00	5.300	667	68.89
11.501 - 12.000	19	5,569,617.17	0.95	293,137.75	5.826	663	75.83
12.001 - 12.500	100	28,552,274.10	4.85	285,522.74	6.231	649	80.49
12.501 - 13.000	197	58,068,972.33	9.87	294,766.36	6.528	647	80.54
13.001 - 13.500	317	79,364,598.15	13.49	250,361.51	6.970	634	82.55
13.501 - 14.000	482	112,337,226.84	19.10	233,064.79	7.192	617	81.46
14.001 - 14.500	406	80,644,856.77	13.71	198,632.65	7.615	612	82.06
14.501 - 15.000	410	70,799,497.99	12.04	172,681.70	8.057	601	82.01
15.001 - 15.500	308	49,907,736.53	8.49	162,038.11	8.543	588	81.69
15.501 - 16.000	316	44,674,110.69	7.60	141,373.77	8.964	576	82.04
16.001 - 16.500	170	22,234,686.14	3.78	130,792.27	9.449	566	79.93
16.501 - 17.000	167	20,487,609.18	3.48	122,680.29	9.887	561	79.07
17.001 - 17.500	69	6,387,898.43	1.09	92,578.24	10.421	561	78.08
17.501 - 18.000	65	7,320,990.72	1.24	112,630.63	10.842	549	74.43
18.001 - 18.500	6	976,763.32	0.17	162,793.89	11.210	552	81.23
18.501 - 18.550	1	49,926.85	0.01	49,926.85	11.550	534	78.13
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

As of the cutoff date, the weighted average maximum mortgage rate of the Mortgage Loans is 14.308%.

Distribution by Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.250 - 2.500	3	$651,950.74	0.11%	$217,316.91	6.588%	626	87.88%
2.501 - 3.000	8	2,960,514.59	0.50	370,064.32	5.425	671	82.36
3.001 - 3.500	28	8,707,310.20	1.48	310,975.36	5.733	676	81.60
3.501 - 4.000	91	23,929,174.81	4.07	262,957.96	6.201	663	80.75
4.001 - 4.500	216	49,419,534.80	8.40	228,794.14	6.683	632	79.93
4.501 - 5.000	273	53,095,314.46	9.03	194,488.33	7.126	621	80.50
5.001 - 5.500	248	45,081,020.62	7.66	181,778.31	7.577	609	81.12
5.501 - 6.000	263	45,987,813.37	7.82	174,858.61	7.633	605	80.60
6.001 - 6.500	339	63,103,616.40	10.73	186,146.36	7.578	611	80.63
6.501 - 7.000	368	69,660,428.15	11.84	189,294.64	7.575	617	80.45
7.001 - 7.500	370	71,984,260.17	12.24	194,552.05	7.837	608	82.10
7.501 - 8.000	283	59,799,640.66	10.17	211,306.15	8.117	604	82.22
8.001 - 8.500	216	37,711,435.72	6.41	174,589.98	8.776	593	83.76
8.501 - 9.000	143	24,300,751.92	4.13	169,935.33	9.026	580	83.70
9.001 - 9.500	74	13,789,048.95	2.34	186,338.50	9.286	574	84.97
9.501 - 10.000	64	9,259,185.34	1.57	144,674.77	9.802	553	82.61
10.001 - 10.500	25	4,650,468.41	0.79	186,018.74	10.109	545	80.61
10.501 - 11.000	15	2,502,465.24	0.43	166,831.02	10.833	528	75.58
11.001 - 11.500	5	701,351.57	0.12	140,270.31	11.411	506	69.29
11.501 - 11.900	3	848,429.09	0.14	282,809.70	11.774	513	62.43
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

As of the cutoff date, the weighted average minimum mortgage rate of the Mortgage Loans is 6.457%.

Distribution by Initial Periodic Rate Cap

Initial Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.500	50	$6,969,674.63	1.19%	$139,393.49	9.002%	595	79.42%
2.000	22	3,346,475.61	0.57	152,112.53	8.234	607	84.34
3.000	2,963	577,827,564.97	98.25	195,014.37	7.695	611	81.36
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

As of the cutoff date, the weighted average initial periodic rate cap of the Mortgage Loans is 2.977%.

Distribution by Subsequent Periodic Rate Cap

Subsequent Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.000	1,248	$281,022,403.96	47.78%	$225,178.21	7.706%	613	82.35%
1.500	1,776	305,227,707.75	51.90	171,862.45	7.720	609	80.45
2.000	11	1,893,603.50	0.32	172,145.77	7.808	609	77.73
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

As of the cutoff date, the weighted average subsequent periodic rate cap of the Mortgage Loans is 1.263%.

Distribution by Interest Only Term

Interest Only Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
24	52	$21,096,642.54	3.04%	$405,704.66	7.203%	636	84.86%
36	1	327,999.65	0.05	327,999.65	5.890	665	80.00
60	586	155,411,095.76	22.43	265,206.65	6.922	652	81.77
120	8	1,589,674.89	0.23	198,709.36	7.280	657	80.45
None	3,654	514,450,095.02	74.25	140,790.94	8.224	600	81.11
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Distribution by Servicer

Servicer	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Wells Fargo	3,861	$562,307,072.35	81.16%	$145,637.68	7.897%	616	81.38%
Chase	437	129,680,953.78	18.72	296,752.75	7.903	599	81.42
Option One	3	887,481.73	0.13	295,827.24	7.336	548	68.03
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Interest Only Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$178,425,412.84	$59,851	$1,251,000
Number of Mortgage Loans	647
Average Scheduled Principal Balance:	$275,773.44
Weighted Average Gross Coupon:	6.957%	5.300%	10.250%
Weighted Average Original Credit Score(1):	651	510	798
Weighted Average Combined LTV Ratio (2):	82.12%	32.00%	100.00%
Weighted Average Fully Combined LTV Ratio (3):	93.25%	32.00%	100.00%
Weighted Average Stated Remaining Term:	355 months	349 months	356 months
Weighted Average Original Term:	360 months	360 months	360 months
Weighted Average Roll Term:	21 months	13 months	56 months
Weighted Average Gross Margin:	5.201%	2.900%	8.800%
Weighted Average Initial Periodic Rate Cap:	2.981%	1.500%	3.000%
Weighted Average Gross Maximum Lifetime Rate:	13.530%	9.250%	16.990%
Weighted Average Gross Minimum Lifetime Rate:	5.178%	2.900%	10.050%
Weighted Average Seasoning:	5 months	4 months	11 months
Weighted Average Origination Date:	September 15,2005	March 17, 2005	October 28, 2005
Weighted Average First Adjustment Date:	December 10, 2007	April 1, 2007	November 1, 2010
Weighted Average Next Adjustment Date:	December 10, 2007	April 1, 2007	November 1, 2010
Percent Interest Only Loans:	100.00%
Percent Second Liens:	0.00%
Percent of First Lien with Silent Seconds:	58.44%
Weighted Average Debt-To-Income Ratio:	41.63%	13.74%	59.92%

(1) WA FICO and minimum FICO do not include FICO’s that were unavailable

(2) Combined LTV = Unpaid Principal Balance + Senior Liens / lesser of purchase price or appraised value

(3) Fully Combined LTV = Unpaid Principal Balance + Senior and known Junior Liens / lesser of purchase price or appraised value (i.e. includes silent seconds)

Distribution by Product Type

Product Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2/28 Hybrid ARMS	492	$140,813,681.86	78.92%	$286,206.67	6.963%	650	82.33%
3/27 Hybrid ARMS	135	31,524,466.30	17.67	233,514.57	6.937	654	81.86
Fixed	18	5,397,264.68	3.02	299,848.04	6.956	633	76.92
5/25 Hybrid ARMS	2	690,000.00	0.39	345,000.00	6.502	666	92.39
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Originator

Originator	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Centex	363	$91,379,365.67	51.21%	$251,733.79	6.868%	654	82.00%
Mortgage It	162	50,615,769.77	28.37	312,443.02	7.045	650	81.59
Quick Loan Funding	57	23,258,641.69	13.04	408,046.35	7.111	635	84.08
First Horizon	64	13,067,665.83	7.32	204,182.28	6.960	663	81.53
Option One	1	103,969.88	0.06	103,969.88	6.950	581	80.00
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Original Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
60,000 - 75,000	5	$340,117.84	0.19%	$68,023.57	8.892%	605	85.51%
75,001 - 100,000	22	1,939,698.02	1.09	88,168.09	7.522	629	81.18
100,001 - 125,000	49	5,548,145.41	3.11	113,227.46	7.337	633	81.76
125,001 - 150,000	56	7,795,929.88	4.37	139,213.03	7.106	640	82.94
150,001 - 175,000	49	7,954,773.37	4.46	162,342.31	7.279	645	82.53
175,001 - 200,000	52	9,801,146.68	5.49	188,483.59	7.317	658	80.57
200,001 - 225,000	44	9,370,203.87	5.25	212,959.18	7.102	649	83.31
225,001 - 250,000	45	10,676,305.65	5.98	237,251.24	6.863	647	80.58
250,001 - 275,000	44	11,584,389.95	6.49	263,281.59	6.948	660	81.38
275,001 - 300,000	44	12,634,718.29	7.08	287,152.69	6.872	664	81.97
300,001 - 333,700	45	14,214,117.25	7.97	315,869.27	6.791	654	81.12
333,701 - 350,000	16	5,477,852.70	3.07	342,365.79	6.964	638	81.26
350,001 - 400,000	64	23,907,064.78	13.40	373,547.89	6.618	661	81.72
400,001 - 500,000	70	31,769,896.41	17.81	453,855.66	6.993	645	82.51
500,001 - 600,000	30	16,212,685.07	9.09	540,422.84	6.834	652	84.52
600,001 - 700,000	8	5,062,867.67	2.84	632,858.46	7.069	646	81.65
800,001 - 900,000	1	875,000.00	0.49	875,000.00	6.990	562	62.50
900,001 - 1,000,000	1	952,000.00	0.53	952,000.00	7.000	627	85.00
1,000,001 - 1,251,000	2	2,308,500.00	1.29	1,154,250.00	7.067	656	90.00
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

As of the cutoff date, the average original principal balance of the Mortgage Loans is $275,813.10.

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
59,851 - 75,000	5	$340,117.84	0.19%	$68,023.57	8.892%	605	85.51%
75,001 - 100,000	23	2,039,033.80	1.14	88,653.64	7.479	629	81.08
100,001 - 125,000	48	5,448,809.63	3.05	113,516.87	7.349	633	81.81
125,001 - 150,000	56	7,795,929.88	4.37	139,213.03	7.106	640	82.94
150,001 - 175,000	49	7,954,773.37	4.46	162,342.31	7.279	645	82.53
175,001 - 200,000	52	9,801,146.68	5.49	188,483.59	7.317	658	80.57
200,001 - 225,000	44	9,370,203.87	5.25	212,959.18	7.102	649	83.31
225,001 - 250,000	45	10,676,305.65	5.98	237,251.24	6.863	647	80.58
250,001 - 275,000	44	11,584,389.95	6.49	263,281.59	6.948	660	81.38
275,001 - 300,000	44	12,634,718.29	7.08	287,152.69	6.872	664	81.97
300,001 - 325,000	36	11,245,438.73	6.30	312,373.30	6.873	652	81.36
325,001 - 358,700	39	13,398,359.17	7.51	343,547.67	6.696	658	80.56
358,701 - 375,000	24	8,819,687.14	4.94	367,486.96	6.612	653	81.27
375,001 - 425,000	39	15,541,367.56	8.71	398,496.60	6.749	657	83.30
425,001 - 525,000	66	30,988,101.75	17.37	469,516.69	6.952	644	82.46
525,001 - 625,000	24	13,418,530.95	7.52	559,105.46	6.888	657	84.81
625,001 - 725,000	5	3,232,998.58	1.81	646,599.72	7.299	638	79.71
825,001 - 925,000	1	875,000.00	0.49	875,000.00	6.990	562	62.50
925,001 - 1,025,000	1	952,000.00	0.53	952,000.00	7.000	627	85.00
1,025,001 - 1,251,000	2	2,308,500.00	1.29	1,154,250.00	7.067	656	90.00
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

After being scheduled to the cut-off date of March 1, 2006, the average current principal balance of the Mortgage Loans is $275,773.44. All weighted averages are based on these scheduled balances.

Distribution by Current Gross Mortgage Rate

Mortgage Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
5.300 - 5.500	11	$4,241,839.74	2.38%	$385,621.79	5.415%	681	79.96%
5.501 - 6.000	59	19,440,861.85	10.90	329,506.13	5.846	670	80.46
6.001 - 6.500	117	33,556,549.50	18.81	286,808.12	6.356	662	81.31
6.501 - 7.000	169	47,737,957.58	26.76	282,473.12	6.793	649	81.27
7.001 - 7.500	138	36,529,133.58	20.47	264,703.87	7.259	642	82.01
7.501 - 8.000	78	19,748,539.35	11.07	253,186.40	7.765	650	83.96
8.001 - 8.500	35	8,549,037.44	4.79	244,258.21	8.299	623	85.22
8.501 - 9.000	24	5,984,146.29	3.35	249,339.43	8.739	626	88.29
9.001 - 9.500	10	1,306,725.68	0.73	130,672.57	9.204	614	90.07
9.501 - 10.000	5	870,621.83	0.49	174,124.37	9.912	590	86.84
10.001 - 10.250	1	460,000.00	0.26	460,000.00	10.250	632	80.00
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

As of the cutoff date, the weighted average current gross mortgage rate of the Mortgage Loans is 6.957%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
360 - 360	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is 360 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
349 - 356	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is 355 months.

Distribution by Seasoning

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
4 - 11	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

As of the cutoff date, the weighted average seasoning of the Mortgage Loans is 5 months.

Distribution by Combined Original Loan-To-Value Ratio

Combined Original Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
32.00 - 35.00	1	$200,000.00	0.11%	$200,000.00	6.750%	656	32.00%
40.01 - 45.00	2	340,000.00	0.19	170,000.00	7.279	688	43.65
55.01 - 60.00	3	586,000.00	0.33	195,333.33	6.590	619	57.98
60.01 - 65.00	3	1,625,228.20	0.91	541,742.73	6.519	589	63.63
65.01 - 70.00	8	2,404,517.86	1.35	300,564.73	6.433	643	69.18
70.01 - 75.00	12	4,213,027.43	2.36	351,085.62	7.046	619	74.41
75.01 - 80.00	425	113,216,942.67	63.45	266,392.81	6.838	660	79.93
80.01 - 85.00	59	17,984,172.14	10.08	304,816.48	6.879	632	83.82
85.01 - 90.00	92	24,718,100.46	13.85	268,675.01	7.203	636	89.37
90.01 - 95.00	36	11,080,734.00	6.21	307,798.17	7.648	644	94.19
95.01 - 100.00	6	2,056,690.08	1.15	342,781.68	8.329	662	99.20
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is 82.12%.

Distribution by Fully Combined Loan-To-Value Ratio

Fully Combined Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
32.00 - 35.00	1	$200,000.00	0.11%	$200,000.00	6.750%	656	32.00%
40.01 - 45.00	2	340,000.00	0.19	170,000.00	7.279	688	43.65
55.01 - 60.00	3	586,000.00	0.33	195,333.33	6.590	619	57.98
60.01 - 65.00	3	1,625,228.20	0.91	541,742.73	6.519	589	63.63
65.01 - 70.00	8	2,404,517.86	1.35	300,564.73	6.433	643	69.18
70.01 - 75.00	12	4,213,027.43	2.36	351,085.62	7.046	619	74.41
75.01 - 80.00	59	14,160,767.23	7.94	240,013.00	7.408	633	79.52
80.01 - 85.00	59	17,984,172.14	10.08	304,816.48	6.879	632	83.82
85.01 - 90.00	69	21,715,888.04	12.17	314,723.02	7.071	639	88.51
90.01 - 95.00	49	15,315,382.63	8.58	312,558.83	7.322	650	90.00
95.01 - 100.00	382	99,880,429.31	55.98	261,467.09	6.843	662	80.90
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

As of the cutoff date, the weighted average fully combined original LTV of the Mortgage Loans is 93.25%.

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Owner Occupied	636	$175,766,942.84	98.51%	$276,363.12	6.948%	650	82.07%
Second Home	7	1,521,470.00	0.85	217,352.86	7.556	714	81.94
Investor Property	4	1,137,000.00	0.64	284,250.00	7.495	676	89.60
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Single Family	437	$121,893,053.69	68.32%	$278,931.47	6.949%	650	82.25%
PUD	123	32,932,483.57	18.46	267,743.77	7.012	648	82.83
Condominium	68	16,069,287.83	9.01	236,313.06	6.820	663	79.94
Two To Four Family	15	6,235,448.82	3.49	415,696.59	7.074	644	81.93
Townhouse	4	1,295,138.93	0.73	323,784.73	7.384	668	79.99
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Loan Purpose

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Purchase	413	$108,701,987.56	60.92%	$263,200.94	6.832%	661	81.10%
Cash-Out Refinance	185	57,727,218.90	32.35	312,039.02	7.143	634	83.82
Rate/Term Refinance	49	11,996,206.38	6.72	244,820.54	7.193	637	83.23
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Documentation Type

Documentation Type (Income-Assets-Employment Verification)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Full-Full-Verified	174	$33,095,290.12	18.55%	$190,202.82	7.043%	630	82.77%
Full-Limited-Verified	66	19,276,706.75	10.80	292,071.31	6.645	635	81.07
Reduced-Full-Verified	36	13,422,827.35	7.52	372,856.32	6.839	638	85.48
Limited-Limited-Verified	31	11,662,871.78	6.54	376,221.67	6.989	660	81.89
Stated-Full-Verified	232	65,854,625.93	36.91	283,856.15	6.778	664	81.34
Stated-Limited-Verified	34	10,860,007.49	6.09	319,411.99	7.541	657	81.39
Stated-Limited-None	31	8,816,183.75	4.94	284,393.02	7.381	659	82.59
Stated-None-Verified	41	14,836,899.67	8.32	361,875.60	7.343	650	82.97
None-None-Verified	1	320,000.00	0.18	320,000.00	7.400	722	80.00
None-None-None	1	280,000.00	0.16	280,000.00	7.600	738	80.00
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Lien Position

Lien Positon	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
First Lien	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Six-Month LIBOR	629	$173,028,148.16	96.98%	$275,084.50	6.957%	651	82.28%
Fixed	18	5,397,264.68	3.02	299,848.04	6.956	633	76.92
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by State

State	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
California	266	$97,069,510.67	54.40%	$364,922.97	6.758%	654	81.63%
Florida	67	12,840,077.65	7.20	191,642.95	7.129	658	83.10
New York	23	8,695,356.78	4.87	378,058.99	7.137	642	83.18
Nevada	29	7,525,569.00	4.22	259,502.38	7.031	669	83.20
Maryland	19	6,046,575.20	3.39	318,240.80	7.189	647	82.82
Virginia	21	5,605,841.49	3.14	266,944.83	7.590	636	81.91
Arizona	26	4,804,061.69	2.69	184,771.60	6.890	654	80.26
Washington	21	4,643,718.13	2.60	221,129.43	7.048	653	81.00
Colorado	23	4,357,527.42	2.44	189,457.71	6.535	646	82.67
Michigan	23	3,404,270.50	1.91	148,011.76	8.054	626	83.75
Georgia	18	3,051,610.71	1.71	169,533.93	7.721	644	85.35
New Jersey	8	2,048,144.10	1.15	256,018.01	7.138	646	80.61
Other	103	18,333,149.50	10.27	177,991.74	7.247	636	82.88
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Prepayment Penalty Status

Prepayment Penalty Status	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Has a Prepayment Penalty	431	$121,083,876.09	67.86%	$280,937.07	6.861%	652	82.02%
Has No Prepayment Penalty	216	57,341,536.75	32.14	265,470.08	7.158	648	82.33
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
12	38	$12,837,546.60	7.19%	$337,830.17	6.745%	662	81.02%
24	260	76,320,127.96	42.77	293,538.95	6.948	648	82.32
36	133	31,926,201.53	17.89	240,046.63	6.700	658	81.71
No Prepayment Penalty	216	57,341,536.75	32.14	265,470.08	7.158	648	82.33
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Credit Score

Credit Score	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
510 - 524	2	$938,763.00	0.53%	$469,381.50	7.662%	516	82.16%
525 - 549	1	147,701.00	0.08	147,701.00	9.000	549	90.00
550 - 574	8	2,133,030.11	1.20	266,628.76	7.668	564	78.08
575 - 599	83	19,582,438.08	10.98	235,932.99	7.530	591	82.70
600 - 624	107	28,025,693.13	15.71	261,922.37	7.058	613	82.19
625 - 649	137	39,003,035.31	21.86	284,693.69	6.953	637	82.18
650 - 674	153	45,163,859.00	25.31	295,188.62	6.844	661	82.35
675 - 699	66	18,429,266.29	10.33	279,231.31	6.738	684	81.85
700 - 724	43	12,389,972.60	6.94	288,138.90	6.629	711	81.88
725 - 749	30	7,780,458.98	4.36	259,348.63	6.692	735	82.05
750 - 774	11	3,594,300.00	2.01	326,754.55	6.648	761	80.00
775 - 798	6	1,236,895.34	0.69	206,149.22	6.904	784	80.00
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

As of the cutoff date, the weighted average credit score of the Mortgage Loans is 651.

Distribution by Debt-To-Income Ratio

Debt-To-Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
0.00 - 0.00	2	$600,000.00	0.34%	$300,000.00	7.493%	729	80.00%
10.01 - 20.00	6	1,294,249.29	0.73	215,708.22	7.556	642	81.68
20.01 - 30.00	38	10,051,801.21	5.63	264,521.08	6.988	650	84.21
30.01 - 40.00	203	56,181,869.07	31.49	276,757.98	6.881	658	81.52
40.01 - 50.00	360	99,970,516.01	56.03	277,695.88	6.990	648	82.32
50.01 - 59.92	38	10,326,977.26	5.79	271,762.56	6.911	639	81.58
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Margin

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.900 - 3.000	7	$2,579,669.74	1.49%	$368,524.25	5.429%	679	82.09%
3.001 - 3.500	23	7,922,398.38	4.58	344,452.10	5.715	682	81.66
3.501 - 4.000	63	18,272,985.93	10.56	290,047.40	6.185	672	80.77
4.001 - 4.500	92	24,455,997.53	14.13	265,826.06	6.593	654	80.82
4.501 - 5.000	87	21,116,222.79	12.20	242,715.20	6.973	649	82.02
5.001 - 5.500	87	23,508,477.20	13.59	270,212.38	6.875	642	81.78
5.501 - 6.000	131	37,323,275.13	21.57	284,910.50	6.995	649	82.21
6.001 - 6.500	72	20,928,261.05	12.10	290,670.29	7.687	651	82.90
6.501 - 7.000	52	14,406,786.49	8.33	277,053.59	8.075	633	86.81
7.001 - 7.500	8	1,024,816.28	0.59	128,102.04	8.635	613	83.53
7.501 - 8.000	3	999,816.83	0.58	333,272.28	9.494	593	86.43
8.001 - 8.500	3	414,740.83	0.24	138,246.94	9.459	588	93.68
8.501 - 8.800	1	74,699.98	0.04	74,699.98	9.900	598	90.00
Total	629	$173,028,148.16	100.00%	$275,084.50	6.957%	651	82.28%

As of the cutoff date, the weighted average margin of the Mortgage Loans is 5.201%.

Distribution by Next Rate Change Date

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
January 2007 to June 2007	2	$271,969.88	0.16%	$135,984.94	6.518%	592	80.00%
July 2007 to December 2007	488	140,096,251.98	80.97	287,082.48	6.961	650	82.34
January 2008 to June 2008	2	445,460.00	0.26	222,730.00	7.899	675	80.00
July 2008 to December 2008	135	31,524,466.30	18.22	233,514.57	6.937	654	81.86
July 2010 to December 2010	2	690,000.00	0.40	345,000.00	6.502	666	92.39
Total	629	$173,028,148.16	100.00%	$275,084.50	6.957%	651	82.28%

As of the cutoff date, the weighted average next rate change date of the Mortgage Loans is December 10, 2007.

Distribution by Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
9.250 - 9.500	1	$118,750.00	0.07%	$118,750.00	9.250%	615	95.00%
11.001 - 11.500	1	648,200.00	0.37	648,200.00	5.300	667	68.89
11.501 - 12.000	10	3,320,209.54	1.92	332,020.95	5.799	658	76.54
12.001 - 12.500	56	18,459,705.59	10.67	329,637.60	6.206	655	82.06
12.501 - 13.000	103	34,823,358.34	20.13	338,090.86	6.383	663	81.68
13.001 - 13.500	120	35,965,751.14	20.79	299,714.59	6.830	658	81.24
13.501 - 14.000	137	36,453,298.73	21.07	266,082.47	7.051	647	82.58
14.001 - 14.500	92	20,927,869.00	12.10	227,476.84	7.419	639	83.22
14.501 - 15.000	53	11,106,642.21	6.42	209,559.29	7.899	648	83.63
15.001 - 15.500	27	5,215,132.97	3.01	193,153.07	8.409	626	84.81
15.501 - 16.000	19	4,646,205.24	2.69	244,537.12	8.747	632	87.50
16.001 - 16.500	6	635,708.57	0.37	105,951.43	9.214	604	88.70
16.501 - 16.990	4	707,316.83	0.41	176,829.21	9.967	595	84.96
Total	629	$173,028,148.16	100.00%	$275,084.50	6.957%	651	82.28%

As of the cutoff date, the weighted average maximum mortgage rate of the Mortgage Loans is 13.530%.

Distribution by Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.900 - 3.000	7	$2,579,669.74	1.49%	$368,524.25	5.429%	679	82.09%
3.001 - 3.500	23	7,922,398.38	4.58	344,452.10	5.715	682	81.66
3.501 - 4.000	63	18,272,985.93	10.56	290,047.40	6.185	672	80.77
4.001 - 4.500	87	22,600,459.33	13.06	259,775.39	6.665	655	81.15
4.501 - 5.000	79	18,329,381.57	10.59	232,017.49	7.141	645	82.55
5.001 - 5.500	43	9,880,301.26	5.71	229,774.45	7.452	638	81.37
5.501 - 6.000	41	10,499,599.69	6.07	256,087.80	6.824	650	80.96
6.001 - 6.500	73	20,713,057.15	11.97	283,740.51	6.821	647	82.88
6.501 - 7.000	75	22,499,937.34	13.00	299,999.16	6.884	651	81.89
7.001 - 7.500	68	20,118,135.27	11.63	295,854.93	7.396	640	81.98
7.501 - 8.000	42	12,422,551.95	7.18	295,775.05	7.850	652	84.77
8.001 - 8.500	14	3,799,452.41	2.20	271,389.46	8.446	622	88.95
8.501 - 9.000	9	2,285,146.03	1.32	253,905.11	8.739	630	87.23
9.001 - 9.500	3	552,267.11	0.32	184,089.04	9.183	626	90.58
9.501 - 10.000	1	163,305.00	0.09	163,305.00	9.675	566	95.00
10.001 - 10.050	1	389,500.00	0.23	389,500.00	8.800	604	95.00
Total	629	$173,028,148.16	100.00%	$275,084.50	6.957%	651	82.28%

As of the cutoff date, the weighted average minimum mortgage rate of the Mortgage Loans is 5.718%.

Distribution by Initial Periodic Rate Cap

Initial Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.500	15	$2,137,131.78	1.24%	$142,475.45	8.523%	626	84.80%
2.000	1	115,999.99	0.07	115,999.99	7.750	665	79.45
3.000	613	170,775,016.39	98.70	278,588.93	6.937	651	82.25
Total	629	$173,028,148.16	100.00%	$275,084.50	6.957%	651	82.28%

As of the cutoff date, the weighted average initial periodic rate cap of the Mortgage Loans is 2.981%.

Distribution by Subsequent Periodic Rate Cap

Subsequent Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.000	272	$83,267,039.89	48.12%	$306,128.82	7.051%	648	82.53%
1.500	355	89,488,381.97	51.72	252,079.95	6.865	654	82.06
2.000	2	272,726.30	0.16	136,363.15	8.210	644	79.77
Total	629	$173,028,148.16	100.00%	$275,084.50	6.957%	651	82.28%

As of the cutoff date, the weighted average subsequent periodic rate cap of the Mortgage Loans is 1.260%.

Distribution by Interest Only Term

Interest Only Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
24	52	$21,096,642.54	11.82%	$405,704.66	7.203%	636	84.86%
36	1	327,999.65	0.18	327,999.65	5.890	665	80.00
60	586	155,411,095.76	87.10	265,206.65	6.922	652	81.77
120	8	1,589,674.89	0.89	198,709.36	7.280	657	80.45
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Distribution by Servicer

Servicer	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Wells Fargo	589	$155,062,801.27	86.91%	$263,264.52	6.934%	653	81.83%
Chase	57	23,258,641.69	13.04	408,046.35	7.111	635	84.08
Option One	1	103,969.88	0.06	103,969.88	6.950	581	80.00
Total	647	$178,425,412.84	100.00%	$275,773.44	6.957%	651	82.12%

Rating Agency Contacts

Standard & Poor’s
Michael Messer	(212) 438-1618

Moody’s
Sang Shin	(212) 553-4976
Greg Gemson	(212) 553-2974

Fitch
Ben Katzburg	(212) 908-0261
Cheryl Mui	(212) 908-0289